UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2022
UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois 60631
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $1 par value	USM	New York Stock Exchange
6.25% Senior Notes due 2069	UZD	New York Stock Exchange
5.50% Senior Notes due 2070	UZE	New York Stock Exchange
5.50% Senior Notes due 2070	UZF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 14, 2022, in connection with the new Securities and Exchange Commission rules regarding universal proxy cards, certain recent changes to the Delaware General Corporation Law (the “DGCL”) and a periodic review of the bylaws of United States Cellular Corporation (the “Company”), the Company’s board of directors (the “Board”) adopted amended and restated bylaws of the Company (the bylaws, as so amended, the “Amended Bylaws”), effective immediately. The Amended Bylaws, among other things:
•Modify the provisions relating to adjournment procedures and lists of stockholders entitled to vote at stockholder meetings, in each case, to reflect recent amendments to the DGCL;

•Enhance procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submissions of stockholder proposals (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at stockholder meetings, including without limitation, by:

◦Requiring additional disclosures with respect to nominating or proposing stockholders, the business proposed, proposed nominees and certain other persons associated with nominating or proposing stockholders;

◦Requiring that any proposed nominee agree to tender his or her resignation from the Board if (i) the Board determines that such proposed nominee at any time failed to comply in all material respects with the agreement provided in the nomination notice (pertaining to matters such as the proposed nominee's voting commitments, compliance with Company policies and communications with the Company and its stockholders), (ii) the Board provides such proposed nominee notice of such determination and (iii) if such failure may be cured, such proposed nominee fails to cure such failure within ten business days after delivery of such notice;

◦Eliminating provisions that, in the event of a nominating or proposing stockholder’s failure to expressly address the requirements set forth in the Amended Bylaws in such stockholder’s notice, deem such stockholder to have affirmatively asserted that the answer to such item is “none” or “not applicable;”

◦Requiring that the nominating or proposing stockholder (or a qualified representative thereof) appear at the meeting to present such stockholder’s proposed business or nomination;

◦Requiring that the nominating or proposing stockholder update the information in such stockholder’s notice as of the record date and prior to the meeting date; and

◦Addressing matters relating to Rule 14a-19 under the Exchange Act (the “Universal Proxy Rules”) (e.g., providing the Company a remedy if a stockholder fails to satisfy the Universal Proxy Rule requirements, requiring stockholders intending to use the Universal Proxy Rules to notify the Company of any change in such intent within three business days and to provide reasonable evidence of the satisfaction of the requirements under the Universal Proxy Rules at least five business days before the applicable meeting, etc.);

•Provide that proposed nominees shall not be eligible for election as a director unless they make themselves available to be interviewed by directors of the Company and/or other persons designated by the Board within 10 days following any reasonable request therefor from the Board or any Board committee;

•Clarify that the chairman of a stockholder meeting may adjourn or recess the meeting whether or not a quorum is present; and

•Make various other updates, including ministerial and conforming changes and changes in furtherance of gender neutrality.

The foregoing summary of the changes effected by the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference. A copy of the Amended Bylaws will be posted to the Company’s website at www.uscellular.com under Investor Relations - Corporate Governance – Governance Documents.

Item 9.01.  Financial Statements and Exhibits
(d)   The following exhibits are being filed herewith:

Exhibit Number	Description of Exhibits
3.1	Amended and Restated Bylaws, as adopted on October 14, 2022.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES CELLULAR CORPORATION

Date:	October 17, 2022	By:	/s/ Douglas W. Chambers
Douglas W. Chambers
Executive Vice President, Chief Financial Officer and Treasurer